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                                                            EXHIBIT NO. 99.10(a)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration No. 2-60491 of MFS Series Trust III of our reports dated March 9, 2000, appearing in the annual reports to shareholders for the year ended January 31, 1999, of MFS High Yield Opportunities Fund and MFS High Income Fund, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, all of which are part of such Registration Statement.


DELOTTE & TOUCHE LLP
Deloitte & Touche LLP

Boston, Massachusetts
May 23, 2000